UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2009

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10205 Westheimer Road, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (713) 354-6100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2009, Dresser-Rand Group Inc. (the “Company”) issued a press release announcing the appointment of Stephen A. Snider as a new independent member of its Board of Directors.  This appointment brings the number of directors on the Company's Board to eight.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Mr. Snider was Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and was Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business.  Both companies are publicly traded and headquartered in Houston, Texas.  Mr. Snider retired from all positions with Exterran on June 30, 2009.

Mr. Snider has over 30 years of experience in senior management of operating companies, and also serves as a director of two publicly traded companies – Energen Corporation and Seahawk Drilling.  He serves his community by volunteering as a director for the Memorial Hermann Healthcare System located in Harris County, Texas, and as a trustee for Cristo Rey Jesuit College Preparatory School for underprivileged high school students in Houston, Texas.

Item 9.01.	Financial Statements and Exhibits

     (d)                      Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 10, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.
By: /s/ Mark F. Mai
Mark F. Mai
Vice President, General Counsel and Secretary
DATED: November 12, 2009